UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 6, 2006 (March 30, 2006)

Seasons Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

000-50713	58-2633700
(Commission File Number)	(IRS Employer Identification No.)

336 Blue Ridge Street, Blairsville, GA	30512
(Address of Principal Executive Offices)	(Zip Code)

(706) 745-5588
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On or about March 30, 2006, Seasons Bancshares, Inc. (the “Company”) sent a letter to its shareholders announcing the execution of the Agreement and Plan of Merger by and between the Company and NBC Capital Corporation (“NBC”) pursuant to which NBC will acquire the Company. A copy of an article describing the proposed merger published by SNLFinancial through SNLi was attached to the letter. Copies of the letter and the article are attached to this Current Report on Form 8-K.

The proposed merger is subject to customary closing conditions, including obtaining approvals from the Federal Reserve, the Comptroller of the Currency, the Georgia Department of Banking and Finance and the Company’s shareholders. NBC will file a registration statement on Form S-4 with respect to the issuance of NBC’s common stock in connection with the acquisition.

This Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy any securities. NBC will file a registration statement, including a proxy statement addressed to the Company’s shareholders and a prospectus for NBC common stock to be offered in the merger, with the SEC. A definitive proxy statement will be sent to the Company’s shareholders seeking their approval of the merger agreement and the merger. Investors and shareholders are urged to read the registration statement carefully when it becomes available because it will contain important information about the merger. Investors and shareholders may obtain a free copy of the registration statement, when it becomes available, and other documents filed with, or furnished to, the SEC by the NBC at the SEC’s website at http://www.sec.gov. Copies of the registration statement and other documents filed by NBC with the SEC may also be obtained for free from NBC by directing a written request to NBC Capital Corporation, P.O. Box 1187, Starkville, MS 29760, attn: Richard T. Haston.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 99.1	Seasons Bancshares, Inc. Letter to Shareholders, dated March 30, 2006, and furnished with this report.

Exhibit 99.2	SNLi Article dated March 21, 2006, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEASONS BANCSHARES, INC.

Dated:	April 6, 2006
		By:	/s/ William L. Sutton
		Name:	William L. Sutton
		Title:	Chief Executive Officer